Exhibit 99.1

PRESS RELEASE

Synthesis Energy Systems Completes Closing of $15.5 Million Equity

Investments from Hongye and Zhongmo

—Closes Zhongmo Transaction for $6.27 Million and Receives Remaining

$596,090 from Hongye—

HOUSTON, October 16, 2012 — Synthesis Energy Systems, Inc. (NASDAQ: SYMX) (“SES”) today announced the closing of its strategic equity investment from Shanghai Zhongmo Investment Management Co., Ltd. (“Zhongmo”) of $6.27 million for 4,177,335 shares of SES common stock. In addition, SES has also received the remaining $596,090 for the remaining 397,393 Hongye shares. These transactions complete the combined $15.5 million strategic investment from Hongye and Zhongmo announced June 18, 2012, for a total of 10,352,428 shares.

Robert Rigdon, president and CEO, stated, “The completion of the Zhongmo transaction combined with the Hongye transactions provides SES with significant new resources to advance our business interests in China. We view these transactions as a strong endorsement of our gasification technology and the superior economics our technology affords. We have already begun working with these important new strategic partners to accelerate our business in China in order to deliver positive financial results as quickly and effectively as possible.”

After giving effect to the closings, Hongye holds 9.9% and Zhongmo holds 6.7% of the total shares outstanding of SES.

Crystal Vision Energy acted as management advisors to SES, Roth Capital Partners acted as financial advisors and King & Wood Mallesons (PRC) and Porter Hedges LLP acted as legal advisors to SES on these transactions.

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, please visit www.synthesisenergy.com or call (713) 579-0600.

About Zhongmo

Zhongmo is a private company principally engaged in providing financial and management consulting and advisory services. Zhongmo specializes in providing consulting services to Chinese enterprises looking for investment and financing solutions domestically as well as abroad.

About Hongye

Hongye is a diversified group and is one of the top 100 private enterprises in Inner Mongolia. Hongye operates in three major business areas—energy and natural resources, finance and bio-pharmaceuticals. The major coal mine resources of Hongye are located in Wuhai City of Inner Mongolia.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures and the ability of SES to effect the ZJX and China Energy transaction based on our ongoing discussions with them, to grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

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Contact:

Synthesis Energy Systems, Inc.

Kevin Kelly

Chief Accounting Officer

(713) 579-0600

Kevin.Kelly@synthesisenergy.com

MBS Value Partners, LLC (Investors)

Matthew D. Haines

Managing Director

(212) 710-9686

Matt.Haines@mbsvalue.com

Feintuch Communications (Media)

Savannah Tikotsky

Senior Account Executive

(212) 808-4903

SES@feintuchpr.com

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